As filed with the Securities and Exchange Commission on November 20, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GFL Environmental Inc.
(Exact name of Registrant as specified in its charter)
Not applicable
(Translation of Registrant’s name into English (if applicable))
Ontario	4953	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))
100 New Park Place, Suite 500
Vaughan, Ontario, Canada L4K 0H9
(905) 326-0101
(Address and telephone number of Registrant’s principal executive offices)
Corporate Creations Network Inc.
1521 Concord Pike, Suite 201
Wilmington, DE 19803
(302) 351-3367
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
Jeffrey Singer, Esq. Jeffrey Hershenfield, Esq. Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5500	Stelios G. Saffos, Esq. Peter J. Sluka, Esq. Brittany D. Ruiz Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario
(Principal jurisdiction regulating this offering (if applicable))
It is proposed that this filing shall become effective (check appropriate box):
A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. Unless an exemption from the prospectus delivery requirement has been granted, or is otherwise available, the legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.
This short form prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada and with the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of GFL Environmental Inc. at 100 New Park Place, Suite 500, Vaughan, ON, L4K 0H9, telephone: (905) 326-0101, and are also available electronically at www.sedarplus.ca and www.sec.gov.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	November 20, 2025
GFL ENVIRONMENTAL INC.
Subordinate Voting Shares
Preferred Shares
Debt Securities
Warrants
Share Purchase Contracts
Subscription Receipts
Units
GFL Environmental Inc. (the “Company”, “GFL”, “us” or “we”) may offer and issue from time to time subordinate voting shares (“Subordinate Voting Shares”), preferred shares (“Preferred Shares” and together with the Subordinate Voting Shares, “Equity Securities”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), Share Purchase Contracts (as defined under “Description of Share Purchase Contracts” herein), subscription receipts (“Subscription Receipts”), units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.
We will provide the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.
All dollar amounts in this Prospectus are in U.S. dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.
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As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined under “Well-Known Seasoned Issuer” herein). All information permitted under applicable securities laws, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except where an exemption from such delivery requirements is available. See “Well-Known Seasoned Issuer”. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus.
Our Securities may be sold pursuant to this Prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 — Shelf Distributions). In connection with any underwritten offering of Securities, other than an at-the-market distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents.
We will file an undertaking with the securities regulatory authorities in each of the provinces and territories of Canada that we will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.
Our Subordinate Voting Shares are listed on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “GFL”. On November 19, 2025, the closing prices of the Subordinate Voting Shares on the NYSE and the TSX were US$46.51 and C$65.42, respectively. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Subordinate Voting Shares will not be listed on any securities exchange. There is currently no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the applicable Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See the “Risk Factors” section of the applicable Prospectus Supplement.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
GFL is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. GFL prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which differ from accounting principles generally accepted in the United States of America and thus may not be comparable to financial statements of United States companies.
Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus or any applicable Prospectus Supplement may be residents of Canada and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States. See “Enforceability of Civil Liabilities”.
The Company has four classes of issued and outstanding shares: Subordinate Voting Shares, multiple voting shares (the “Multiple Voting Shares” and together with the Subordinate Voting Shares, the “Shares”), Series A perpetual convertible preferred shares
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(“Series A Convertible Preferred Shares”) and Series B perpetual convertible preferred shares (“Series B Convertible Preferred Shares”, together with the Series A Convertible Preferred Shares, the “Convertible Preferred Shares”, and collectively with the Shares, the “Voting Shares”). The Subordinate Voting Shares and the Multiple Voting Shares are substantially identical with the exception of the multiple voting and conversion rights attached to the Multiple Voting Shares. The Multiple Voting Shares carry a greater number of votes per share relative to the Subordinate Voting Shares, and therefore the Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. Each Subordinate Voting Share is entitled to one vote and each Multiple Voting Share is entitled to ten votes on all matters requiring shareholder approval, and holders of Subordinate Voting Shares and Multiple Voting Shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares, except to the extent that a separate vote of holders of a class of shares is required by law or provided by the Company’s articles (the “Articles”). The Multiple Voting Shares are convertible into Subordinate Voting Shares on a one-for-one basis at any time at the option of the holders thereof and automatically in certain other circumstances set forth in the Articles. The holders of Subordinate Voting Shares benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. The Convertible Preferred Shares are convertible into Subordinate Voting Shares at any time at the option of the holders thereof or by the Company in certain circumstances, subject to certain conditions. Each Convertible Preferred Share is entitled to one vote per share on all matters upon which the holders of Shares are entitled to vote, and each holder of Convertible Preferred Shares will be deemed to hold such number of Convertible Preferred Shares that is equal to the number of Subordinate Voting Shares into which the holder’s Convertible Preferred Shares are convertible pursuant to the terms of the Convertible Preferred Shares. See “Description of the Share Capital of the Company”.
Our Chief Executive Officer, Chief Financial Officer and directors of the Company residing outside of Canada have appointed GFL Environmental Inc., 100 New Park Place, Suite 500, Vaughan, Ontario, L4K 0H9 (Attn: Corporate Secretary) as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.
An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.
Information with respect to a purchaser’s right to withdraw from or rescind an agreement to purchase securities is provided below. See “Purchaser’s Statutory Rights of Withdrawal and Rescission”.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Our head and registered office is located at 100 New Park Place, Suite 500, Vaughan, Ontario, L4K 0H9.

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS
We have not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein) or in any free writing prospectus prepared by us. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted.
Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada.   Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at the address set forth on the cover page of this Prospectus, and are also available electronically at www.sedarplus.ca (“SEDAR+”) and www.sec.gov (“EDGAR”).
The following documents, filed by the Company with securities commissions or similar regulatory authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
our audited consolidated statements of financial position as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2024 and 2023, together with the related notes and the auditor’s reports thereon;

(b)
the management’s discussion and analysis of our financial condition and results of operations for the fiscal year ended December 31, 2024;

(c)
our annual information form dated February 27, 2025 for the fiscal year ended December 31, 2024 (filed in the United States with the SEC on Form 40-F) (the “AIF”);

(d)
the material change report dated January 15, 2025 relating to the sale of our liquid waste management and soil remediation businesses in Canada and the United States (filed in the United States with the SEC on Form 6-K);

(e)
our management information circular dated April 2, 2025 in connection with the annual general meeting of shareholders of the Company held on May 14, 2025;

(f)
our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2025, together with the notes thereto; and

(g)
our management’s discussion and analysis of our financial condition and results of operations for the three and nine months ended September 30, 2025.

Any statement contained in this Prospectus or in any document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
Upon the filing of a new annual information form and new annual consolidated financial statements by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.
Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 — General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated herein by reference contain forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, may relate to anticipated events or results and may include statements regarding our objectives, plans, goals, strategies, outlook, results of operations, financial and operating performance, dividend policy, prospects and opportunities. Particularly, statements regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate are forward-looking information. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”, although not all forward-looking information includes those words or phrases. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Forward-looking statements are neither historical facts nor assurances of future performance but instead represent management’s expectations, estimates and projections regarding future events or circumstances. All such forward-looking statements are made under the provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and constitute “forward-looking information” within the meaning of applicable Canadian securities legislation.
Specifically, without limiting the generality of the foregoing, all statements included in this Prospectus, including the documents incorporated by reference herein, that address activities, events or developments that GFL expects or anticipates will or may occur in the future, and other statements that are not historical facts, are forward-looking statements. These statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Certain assumptions in respect of our ability to build our market share; our ability to retain key personnel; our ability to maintain and expand geographic scope; our ability to continue to grow our revenue and improve operating margins; our ability to maintain good relationships with our customers; our ability to execute on our expansion plans; our ability to respond to changing customer and legal requirements with respect to sustainable solutions or other matters; our ability to execute on additional acquisition opportunities and successfully integrate acquired businesses; our ability to continue investing in infrastructure to support our growth; our ability to obtain and maintain existing financing on acceptable terms; our ability to implement price increases or offset increasing costs; currency exchange and interest rates; the impact of competition; our potential liability, if any, in connection with environmental matters; the changes and trends in our industry or the global economy; and the changes in laws, rules, regulations, and global standards are material factors made in preparing forward-looking information and management’s expectations.
Forward-looking statements are necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to the risks described in detail in the section entitled “Risk Factors” and elsewhere in documents incorporated by reference herein. If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking statements prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking statements. Accordingly, prospective purchasers should not place undue reliance on the forward-looking statements contained in this Prospectus or in the documents incorporated by reference herein.
Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements, which speak only as of the date made. The forward-looking statements contained in this Prospectus represent our expectations as of the date of this Prospectus and forward-looking statements contained in documents incorporated herein by reference represent our expectations as of the date of such documents (or as otherwise stated), and are subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required under applicable securities laws.
All of the forward-looking statements contained in this Prospectus and in the documents incorporated herein by reference are expressly qualified by the foregoing cautionary statements. Prospective purchasers should read this entire Prospectus and any applicable Prospectus Supplement and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Securities.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Business Corporations Act (Ontario) (the “OBCA”). Some of our directors and officers reside principally in Canada, and a substantial portion of our assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States; however, it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
We filed with the SEC, concurrently with our Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Corporate Creations Network Inc. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
We express all amounts in this Prospectus in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. On November 19, 2025, the Bank of Canada rate of exchange was US$1.00 = C$1.4040 or C$1.00 = US$0.7123.
WHERE YOU CAN FIND MORE INFORMATION
GFL files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, GFL is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and GFL’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, GFL may not be required to publish financial statements as promptly as U.S. companies. GFL’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services. GFL’s Canadian filings are available on SEDAR+ at www.sedarplus.ca.
GFL has filed with the SEC under the Securities Act the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.
TRADEMARKS AND TRADE NAMES
This Prospectus and the information incorporated herein by reference includes certain trademarks, such as “GFL Green For Life”, “Green Today, Green For Life”, “GFL Environmental” and “GFL” which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names.

GFL ENVIRONMENTAL INC.
GFL is the fourth largest diversified environmental services company in North America, as measured by revenue and North American operating footprint, providing a comprehensive line of solid waste management services. We have secured our significant footprint and leadership position in the environmental services market through continual innovation, strategic and targeted growth, an inherent commitment to sustainability and investing in our employees and communities.
We operate in the large and stable North American environmental services industry. Key characteristics of our industry include relative recession resistance, high visibility of waste volumes, a stringent regulatory framework, high capital intensity to achieve scale and significant fragmentation which, in turn, has led to strong consolidation activity.
Recognized by our signature fleet of bright green trucks, we offer a robust, integrated and sophisticated approach to meeting all of our customers’ environmental service needs, including the increasing demand for sustainable solutions. Our diversified offerings consist of collection, transportation, transfer, recycling and disposal services for municipal, residential, and commercial and industrial customers.
Through a combination of organic growth and acquisitions, we have built a leading platform with broad geographic reach and scalable capabilities, operating throughout Canada and in 18 U.S. states.
GFL’s principal and registered office is located at 100 New Park Place, Suite 500, Vaughan, Ontario, L4K 0H9. Additional information about our business is included in the documents incorporated by reference into this Prospectus.
THE SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:
•
the names of the selling securityholders;

•
the number or amount of Securities owned, controlled or directed by each selling securityholder;

•
the number or amount of Securities being distributed for the account of each selling securityholder;

•
the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

•
whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•
all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS
The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Company will not receive any proceeds from any sales of Securities offered by a selling securityholder.
DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY
Our authorized share capital consists of (i) an unlimited number of Subordinate Voting Shares of which 347,310,981 were issued and outstanding as of September 30, 2025, (ii) an unlimited number of Multiple Voting Shares of which 11,812,964 were issued and outstanding as of September 30, 2025, (iii) an unlimited number of preferred shares, issuable in series, none of which were issued and outstanding as of September 30, 2025, (iv) 28,571,428 Series A Convertible Preferred Shares of which 6,720,363 were issued and outstanding as of September 30, 2025, and (v) 8,196,721 Series B Convertible Preferred Shares of which 8,196,721 were issued and outstanding as of September 30, 2025. The summary below of our share capital is subject to, and qualified in its entirety by reference to, our Articles and by-laws which are available on SEDAR+ at www.sedarplus.ca.
The Multiple Voting Shares carry a greater number of votes per share relative to the Subordinate Voting Shares, and therefore the Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. We are entitled to file this Prospectus on the basis that we comply with Section 12.3(b) of National Instrument 41-101 — General Prospectus Requirements.
Except as described in this Prospectus, the Subordinate Voting Shares and the Multiple Voting Shares have the same rights, are equal in all respects and are treated by the Company as if they were one class of shares.
Subordinate Voting Shares and Multiple Voting Shares
Rank
The Subordinate Voting Shares and Multiple Voting Shares rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the liquidation, dissolution or winding up of the Company. In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the Company’s assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares are entitled to participate equally in the remaining property and assets of the Company available for distribution to the holders of shares, without preference or distinction among or between the Subordinate Voting Shares and the Multiple Voting Shares, subject to the rights of the holders of any preferred shares.
Dividends
Holders of Subordinate Voting Shares and Multiple Voting Shares are entitled to receive dividends on a pari passu basis out of our assets legally available for the payment of dividends at such times and in such amount and form as our board of directors (our “Board”) may from time to time determine, subject to any preferential rights of the holders of any outstanding preferred shares. In the event of the payment of a dividend in the form of shares and subject to compliance with the rules of the TSX, holders of Subordinate Voting Shares will receive Subordinate Voting Shares and holders of Multiple Voting Shares will receive Multiple Voting Shares unless otherwise determined by our Board.
Voting Rights
Holders of Subordinate Voting Shares are entitled to one vote per Subordinate Voting Share and holders of Multiple Voting Shares are entitled to 10 votes per Multiple Voting Share on all matters upon which holders of Shares are entitled to vote. As of September 30, 2025, the Subordinate Voting Shares represent approximately 92.5% of our total issued and outstanding Voting Shares and approximately 72.1% of the voting power attached to all of our Voting Shares.
Conversion
The Subordinate Voting Shares are not convertible into any other class of shares. Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one Subordinate Voting Share. Upon the first date that any Multiple Voting Share shall be held by a Person other than by a Permitted Holder, the Permitted Holder which held such Multiple Voting Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such Multiple Voting Share into a fully paid and non-assessable Subordinate Voting Share.
In addition, all the Multiple Voting Shares will convert automatically into Subordinate Voting Shares at such time that is the earlier to occur of the following (i) Patrick Dovigi and/or entities, directly or indirectly, held or controlled by Patrick Dovigi (collectively, the “Dovigi Group”) no longer beneficially own, directly or indirectly, at least 2% of the issued and outstanding Shares; (ii) Patrick Dovigi is no longer serving as a director or in a senior management position at the Company; or (iii) March 5, 2040, being the twentieth anniversary of the closing of our initial public offering (the “IPO”).

For the purposes of the foregoing:
“Permitted Holders” means Patrick Dovigi and the spouse or legal equivalent, the parents and/or the lineal descendants of Patrick Dovigi (the “Dovigi Related Persons”) or any trust, partnership, corporation, limited liability company or other estate or planning or investment vehicle in which no other Person has any legal, economic, beneficial or other interest other than such holder and/or the Dovigi Related Persons, as applicable, and with respect to which, a transfer does not result in any change in the effective control of such holder’s securities.
“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.
“Control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
Meetings of Shareholders
Holders of Subordinate Voting Shares and Multiple Voting Shares are entitled to receive notice of any meeting of our shareholders (“Shareholders”) and may attend and vote at such meetings, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. A quorum for the transaction of business at a meeting of Shareholders is present if at least two Shareholders who, together, hold not less than 25% of the votes attaching to our outstanding Shares entitled to vote at the meeting are present in person or represented by proxy.
Pre-Emptive and Retraction Rights
Holders of Subordinate Voting Shares have no pre-emptive or retraction rights, however, certain of our Shareholders, namely BCEC-GFL Borrower (Cayman) LP (an entity affiliated with BC Partners Advisors L.P., “BC Partners”), OTPP Environmental Services Trust (collectively with the entities affiliated therewith, “Ontario Teachers”), Magny Cours Investment Pte Ltd. (“GIC”) and the Dovigi Group, are entitled to certain pre-emptive rights to subscribe for additional Subordinate Voting Shares provided for in the investor rights agreements to which such Shareholders and certain other persons are party (the “Investor Rights Agreements”). Holders of Multiple Voting Shares have no pre-emptive or retraction rights under our Articles, however they are entitled to certain pre-emptive rights to subscribe for additional Multiple Voting Shares provided for in the Investor Rights Agreements. Further information regarding pre-emptive rights provided for in the Investor Rights Agreements is set out in the AIF under “Material Contracts — Investor Rights Agreement”.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Subordinate Voting Shares and Multiple Voting Shares, without preference or distinction, will be entitled to receive rateably all of our assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares.
Subdivision, Consolidation and Issuance of Rights
No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares may occur unless both classes of shares are concurrently subdivided or consolidated and in the same manner and proportion. Other than as described in this Prospectus, no new rights to acquire additional shares or other securities or property of ours will be issued to holders of Subordinate Voting Shares or Multiple Voting Shares unless the same rights are concurrently issued to the holders of both classes of shares.
Subject to the pre-emptive right to subscribe for Multiple Voting Shares provided to holders of Multiple Voting Shares, we may not issue Multiple Voting Shares without the approval of at least two-thirds of the votes cast at a meeting of the holders of Subordinate Voting Shares duly held for that purpose. However, approval is not required in connection with a subdivision or consolidation on a pro rata basis as between the Subordinate Voting Shares and the Multiple Voting Shares.
Certain Amendments
In addition to any other voting right or power to which the holders of Subordinate Voting Shares shall be entitled by law or regulation or other provisions of the Articles from time to time in effect, but subject to the provisions of the Articles, holders of Subordinate Voting Shares shall be entitled to vote separately as a class, in addition to any other vote of Shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles which would adversely affect the rights or special rights of the holders the Subordinate Voting Shares or affect the holders of Subordinate Voting Shares and Multiple Voting Shares differently, on a per share basis, including an amendment to the terms of the Articles that provide that any Multiple Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Subordinate Voting Shares.
Pursuant to the Articles, holders of Subordinate Voting Shares and Multiple Voting Shares will be treated equally and identically, except with respect to voting and conversion, on a per share basis, in certain change of control transactions that require approval of our Shareholders under the OBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of the Subordinate Voting Shares and Multiple Voting Shares, each voting separately as a class.
Take-Over Bid Protection
Under applicable securities laws in Canada, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Subordinate Voting Shares will be entitled to participate on an equal footing with holders of Multiple Voting Shares, we have entered into a customary coattail agreement dated March 5, 2020 with the Dovigi Group and a trustee (the “Coattail Agreement”). The Coattail Agreement contains provisions customary for dual class, TSX-listed corporations designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares of rights under applicable securities laws in Canada to which they would have been entitled if the Multiple Voting Shares had been Subordinate Voting Shares. The undertakings in the Coattail Agreement do not apply to prevent a sale by the holders of Multiple Voting Shares or their Permitted Holders of Multiple Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares that:
(a)
offers a price per Subordinate Voting Share at least as high as the highest price per share to be paid pursuant to the take-over bid for the Multiple Voting Shares;

(b)
provides that the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Multiple Voting Shares to be sold (exclusive of Multiple Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

(c)
has no condition attached other than the right not to take up and pay for Subordinate Voting Shares tendered if no Multiple Voting Shares are purchased pursuant to the offer for Multiple Voting Shares; and

(d)
is in all other material respects identical to the offer for Multiple Voting Shares.

In addition, the Coattail Agreement does not prevent the transfer of Multiple Voting Shares by the Dovigi Group to Permitted Holders, provided such transfer is not or would not have been subject to the requirements to make a take-over bid (if the vendor or transferee were in Canada) or constitutes or would be exempt from certain requirements applicable to take-over bids under applicable securities laws in Canada. The conversion of Multiple Voting Shares into Subordinate Voting Shares, whether or not such Subordinate Voting Shares are subsequently sold, does not constitute a disposition of Multiple Voting Shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of Multiple Voting Shares (including a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the Coattail Agreement is conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into Subordinate Voting Shares in accordance with our Articles.
The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Subordinate Voting Shares. The obligation of the trustee to take such action is conditional on us or holders of the Subordinate Voting Shares providing such funds and indemnity as the trustee may reasonably require. No holder of Subordinate Voting Shares has the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee.
Other than in respect of non-material amendments and waivers that do not adversely affect the interests of holders of Subordinate Voting Shares, the Coattail Agreement provides that, among other things, it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada; and (b) the approval of at least two-thirds of the votes cast by holders of Subordinate Voting Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Subordinate Voting Shares held by the holders of Multiple Voting Shares or their affiliates and related parties and any persons who have an agreement to purchase Multiple Voting Shares on terms which constitute a sale or disposition for purposes of the Coattail Agreement, other than as permitted thereby. Non-material amendments and waivers that do not adversely affect the interests of holders of Subordinate Voting Shares shall be subject to the approval of the TSX, but shall not require approval of holders of Subordinate Voting Shares.
No provision of the Coattail Agreement limits the rights of any holders of Subordinate Voting Shares under applicable law.
Preferred Shares
We are authorized to issue an unlimited number of preferred shares issuable in series. Each series of preferred shares shall consist of such number of preferred shares and having such rights, privileges, restrictions and conditions as may be determined by our Board prior to the issuance thereof. Holders of preferred shares, except as otherwise provided in the terms specific to a series of preferred shares or as required by law, are not entitled to vote at meetings of holders of our shares, and are not entitled to vote separately as a class upon a proposal to amend our Articles in the case of an amendment of the kind referred to in paragraph (a), (b) or (e) of subsection 170(1) of the OBCA. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the preferred shares are entitled to preference over the Subordinate Voting Shares, Multiple Voting Shares and any other shares ranking junior to the preferred shares from time to time with respect to the payment of paid-up capital remaining after the payment of all outstanding debts on a pro rata basis, and, the payment of any or all declared but unpaid cumulative dividends or any or all declared but unpaid dividends on the preferred shares and may also be given such other preferences over the Subordinate Voting Shares, Multiple Voting Shares and any other shares ranking junior to the preferred shares as may be determined at the time of creation of such series.
The issuance of preferred shares and the terms selected by our Board could decrease the amount of earnings and assets available for distribution to holders of our Subordinate Voting Shares and Multiple Voting Shares or adversely affect the rights and powers, including the voting rights, of the holders of our Subordinate Voting Shares and Multiple Voting Shares without any further vote or action by the holders of our Subordinate Voting Shares and Multiple Voting Shares. The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of our outstanding shares and thereby have the effect of delaying, deferring or preventing a change of control of us or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our Subordinate Voting Shares.

We have filed an undertaking with the Ontario Securities Commission (the “OSC”) pursuant to which we have agreed to provide reasonable prior notice to the OSC in the event the Company intends to issue a series of preferred shares that: (a) carry a greater number of votes on a per share basis, irrespective of the number or percentage of preferred shares owned, than the Subordinate Voting Shares; or (b) would cause any of the factors set out in section 4.1 of OSC Rule 56-501 — Restricted Shares to be present in relation to the Subordinate Voting Shares, regardless of any existing restrictions on the Subordinate Voting Shares due to the existence of the Multiple Voting Shares.
Convertible Preferred Shares
On September 30, 2020, we amended our Articles to create the Series A Convertible Preferred Shares and on December 15, 2021, we amended our Articles to create the Series B Convertible Preferred Shares. The closing date of the subscription for the Series A Convertible Preferred Shares was October 1, 2020, and the closing date of the subscription for the Series B Convertible Preferred Shares was December 17, 2021. All of the issued and outstanding Convertible Preferred Shares are held, directly or indirectly, by HPS Investment Partners, LLC (“HPS”). In addition to the rights, privileges, restrictions and conditions attaching to the preferred shares as a class, as described under “Preferred Shares” above, the following provides a summary of the material terms of the Convertible Preferred Shares.
Voting Rights
Each holder of Convertible Preferred Shares is entitled to vote, to the greatest extent possible, with holders of Subordinate Voting Shares and Multiple Voting Shares as a single class. Each Convertible Preferred Share is entitled to one vote per share and, for purposes of voting at any meeting at which such holder is entitled to vote, each holder of Convertible Preferred Shares will be deemed to hold such number of Convertible Preferred Shares that is equal to the number of Subordinate Voting Shares into which the holder’s Convertible Preferred Shares are convertible pursuant to the terms of the Convertible Preferred Shares as of the applicable record date.
The holders of the Convertible Preferred Shares shall not be entitled to vote separately as a class or series or to dissent upon a proposal to amend our Articles to: (a) increase or decrease any maximum number of authorized Convertible Preferred Shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Convertible Preferred Shares; or (b) effect an exchange, reclassification or cancellation of the Convertible Preferred Shares; or (c) create a new class of shares equal or superior to the Convertible Preferred Shares.
Dividends
The holders of Convertible Preferred Shares are entitled to receive only such dividends on the Convertible Preferred Shares, if any, as are expressly declared thereon by our board of directors and are not entitled to any other dividends. The holders of Convertible Preferred Shares do not have the right to receive any dividends that are declared only with respect to the Subordinate Voting Shares and Multiple Voting Shares.
Purchase for Cancellation
Subject to such provisions of the OBCA as may be applicable, we may at any time or times purchase (if obtainable) for cancellation all or any part of the Convertible Preferred Shares outstanding from time to time in one or more negotiated transactions at such price or prices as are determined by our board of directors and as may be agreed to with the relevant holders of the Convertible Preferred Shares. From and after such date of purchase, any shares so purchased will be cancelled.
Conversion
Conversion of the Series A Convertible Preferred Shares into Subordinate Voting Shares is based on an initial conversion price of US$25.20 per share, which conversion price is subject to customary anti-dilution adjustments in accordance with the terms of the Series A Convertible Preferred Shares. Other than as described below, the liquidation preference of the Series A Convertible Preferred Shares is initially US$21.00 per share and will accrete at a rate of 7% per annum for seven years, at a rate of 8% per annum in the eighth year and 9%

per annum in the ninth year and thereafter (each such rate, an “accretion rate”), in each case, compounded quarterly, increasing the number of Subordinate Voting Shares that each Series A Convertible Preferred Share is convertible therefor.
Subject to certain conditions, we may require the conversion of the Series A Convertible Preferred Shares into Subordinate Voting Shares: (a) on or after October 1, 2024 until October 1, 2025 if the closing price of the Subordinate Voting Shares is at least 150% of the then-applicable conversion price for 20 trading days in any period of 30 consecutive trading days, and (b) on or after October 1, 2025 if the closing price of the Subordinate Voting Shares is at least 140% of the then-applicable conversion price for 20 trading days in any period of 30 consecutive trading days.
Conversion of the Series B Convertible Preferred Shares into Subordinate Voting Shares is based on an initial conversion price of US$43.92 per share, which conversion price is subject to customary anti-dilution adjustments in accordance with the terms of the Series B Convertible Preferred Shares. Other than as described below, the liquidation preference of the Series B Convertible Preferred Shares is initially US$36.60 per share and will accrete at a rate of 6% per annum for seven years, at a rate of 7% per annum in the eighth year and 8% per annum in the ninth year and thereafter, in each case, compounded quarterly, increasing the number of Subordinate Voting Shares that each Series B Convertible Preferred Share is convertible therefor.
Subject to certain conditions, we may require the conversion of the Series B Convertible Preferred Shares into Subordinate Voting Shares: (a) on or after December 17, 2024 until December 17, 2025 if the closing price of the Subordinate Voting Shares is at least 150% of the then-applicable conversion price for 20 trading days in any period of 30 consecutive trading days, (b) on or after December 17, 2025 until December 17, 2026 if the closing price of the Subordinate Voting Shares is at least 140% of the then-applicable conversion price for 20 trading days in any period of 30 consecutive trading days, and (c) on or after December 17, 2026 if the closing price of the Subordinate Voting Shares is at least 130% of the then-applicable conversion price for 20 trading days in any period of 30 consecutive trading days.
A holder of Convertible Preferred Shares may convert its Convertible Preferred Shares at any time at its election.
Meeting of Shareholders
Holders of Convertible Preferred Shares are entitled to receive notice of any meeting of our shareholders and may attend and vote at such meetings, except those meetings where only the holders of shares of another class or of a particular series are entitled to vote. A quorum for the transaction of business at a meeting of shareholders is present if at least two shareholders who, together, hold not less than 25% of the votes attaching to our outstanding shares entitled to vote at the meeting are present in person or represented by proxy.
Quarterly Redemption
After December 31, 2024, we may elect to redeem on a quarterly basis such number of Series A Convertible Preferred Shares having a liquidation preference equal to the product of (A) 1∕4 of the applicable accretion rate and (B) the aggregate liquidation preference of all of the then outstanding Series A Convertible Preferred Shares, at a price (“quarterly redemption price”) per Series A Convertible Preferred Share equal to the then-applicable liquidation preference. We may, at our election, redeem such Series A Convertible Preferred Shares in cash or by issuance of Subordinate Voting Shares, such number of Subordinate Voting Shares determined by dividing the applicable quarterly redemption price by 97% of the then market price of the Subordinate Voting Shares. In the event we elect to pay the quarterly redemption price for a particular quarter in cash, the applicable accretion rate for such quarter shall be 6% per annum.
After December 31, 2025, we may elect to redeem on a quarterly basis such number of Series B Convertible Preferred Shares having a liquidation preference equal to the product of (A) 1∕4 of the applicable accretion rate and (B) the aggregate liquidation preference of all of the then outstanding Series B Convertible Preferred Shares, at a quarterly redemption price per Series B Convertible Preferred Share equal to the then-applicable liquidation preference. We may, at our election, redeem such Series B Convertible Preferred Shares in cash or by issuance of Subordinate Voting Shares, such number of Subordinate Voting Shares determined by dividing the applicable quarterly redemption price by 97% of the then market price of the Subordinate

Voting Shares. In the event we elect to pay the quarterly redemption price for a particular quarter in cash, the applicable accretion rate for such quarter shall be 5% per annum.
Redemption
After October 1, 2025, we may elect to redeem all of the then outstanding Series A Convertible Preferred Shares at a price per Subordinate Voting Shares equal to: (a) 105% of the liquidation preference if such redemption occurs prior to October 1, 2026; (b) 103% of the liquidation preference if such redemption occurs after October 1, 2026 and prior to October 1, 2027; or (c) 100% of the liquidation preference if such redemption occurs after October 1, 2027.
After December 17, 2026, we may elect to redeem all of the then outstanding Series B Convertible Preferred Shares at a price per Subordinate Voting Shares equal to: (a) 105% of the liquidation preference if such redemption occurs prior to December 17, 2027; (b) 103% of the liquidation preference if such redemption occurs after December 17, 2027 and prior to December 17, 2028; or (c) 100% of the liquidation preference if such redemption occurs after December 17, 2028.
Adjustments to Conversion Price
In accordance with the terms of the Convertible Preferred Shares, certain adjustments shall be made to the conversion price to account for, among other things, (i) certain dividends and distributions; (ii) certain rights, options and warrants; (iii) spin-offs; (iv) tender or exchange offers; (v) capital reorganizations; and (vi) stock splits and combinations.
Redemption in Connection with a Change of Control
On a change of control, we have the right to redeem the then outstanding Series A Convertible Preferred Shares at a price per Series A Convertible Preferred Share the equal to the greater of (i) (a) amount equal to 105% of the liquidation preference if such change of control occurs before October 1, 2025, or (b) amount equal to 100% of the liquidation preference if such change of control occurs after October 1, 2025; and (ii) the value of the consideration the holder would have received had the holder converted its Series A Convertible Preferred Shares immediately prior to such change of control.
On a change of control, we have the right to redeem the then outstanding Series B Convertible Preferred Shares at a price per Series B Convertible Preferred Share the equal to the greater of (i) (a) amount equal to 105% of the liquidation preference if such change of control occurs before December 17, 2026, or (b) amount equal to 100% of the liquidation preference if such change of control occurs after December 17, 2026; and (ii) the value of the consideration the holder would have received had the holder converted its Series B Convertible Preferred Shares immediately prior to such change of control.
In the event we do not elect to redeem the Convertible Preferred Shares in cash on a change of control, the accretion rate will increase to 13%.
Restrictions on Transfers
The Convertible Preferred Shares are subject to restrictions on transfer, subject to HPS’ right to transfer any Convertible Preferred Shares held by it to affiliates in accordance with the terms of the applicable subscription agreement entered into between us and HPS.
DESCRIPTION OF DEBT SECURITIES
The Company may issue Debt Securities, separately or together, with Subordinate Voting Shares, Preferred Shares, Warrants, Share Purchase Contracts, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for the applicable series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•
the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

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the covenants applicable to the Debt Securities;

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the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

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whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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any material risk factors relating to such Debt Securities and the Securities to be issued upon any conversion of the Debt Securities;

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the denominations in which registered Debt Securities will be issuable;

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each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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if other than U.S. dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

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any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•
any other terms of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than U.S. dollars or a non-U.S. dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than U.S. dollars or a non-U.S. dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-U.S. dollar currency or currencies or non-U.S. dollar unit or units in the applicable Prospectus Supplement.
Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The terms on which a series of Debt Securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities of the Company will be described in the applicable Prospectus Supplement.

These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF WARRANTS
The Company may issue Warrants, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Share Purchase Contracts, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•
the number of Warrants offered;

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the price or prices, if any, at which the Warrants will be issued;

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the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

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upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

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the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

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if applicable, the identity of the Warrant agent;

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whether the Warrants will be listed on any securities exchange;

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whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

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any minimum or maximum subscription amount;

•
whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•
any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

•
any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants;

•
material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Warrants and the Securities to be issued upon exchange of the Warrants; and

•
any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
The Company may issue share purchase contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of Equity Securities, at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). The price per Equity Security and the number of Equity Securities may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of Units, and may or may not serve as collateral for a holder’s obligations. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Company to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.
The specific terms and provisions that will apply to any Share Purchase Contracts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. This description will include, where applicable:
•
whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Equity Securities and the nature and amount of those Equity Securities, or the method of determining those amounts;

•
whether the Share Purchase Contracts are to be prepaid or not or paid in installments;

•
any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

•
whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of Equity Securities;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the Share Purchase Contracts;

•
the date or dates on which the sale or purchase must be made, if any;

•
whether such Share Purchase Contracts will be listed on any securities exchange;

•
whether the Share Purchase Contracts will be issued in fully registered or global form;

•
any material risk factors relating to such Share Purchase Contracts and the Equity Securities to be issued pursuant to the Share Purchase Contracts;

•
any rights, privileges, restrictions and conditions attaching to the Share Purchase Contracts;

•
material Canadian federal income tax consequences and U.S. federal income tax consequences applicable to the holders of the Share Purchase Contracts; and

•
any other material terms or conditions of the Share Purchase Contracts.

The terms and provisions of any Share Purchase Contracts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The Company may issue Subscription Receipts, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•
the number of Subscription Receipts offered;

•
the price or prices, if any, at which the Subscription Receipts will be issued;

•
the manner of determining the offering price(s);

•
the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•
the Securities into which the Subscription Receipts may be exchanged;

•
conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

•
the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

•
the dates or periods during which the Subscription Receipts may be exchanged;

•
the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

•
provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•
if applicable, the identity of the Subscription Receipt agent;

•
whether the Subscription Receipts will be listed on any securities exchange;

•
whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

•
any minimum or maximum subscription amount;

•
whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non- certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•
any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•
material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•
any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

•
any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS
The Company may issue Units, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•
the number of Units offered;

•
the price or prices, if any, at which the Units will be issued;

•
the manner of determining the offering price(s);

•
the currency at which the Units will be offered;

•
the Securities comprising the Units;

•
whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•
any minimum or maximum subscription amount;

•
whether the Units and the Securities comprising the Units are to be issued in registered form, “book- entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•
any material risk factors relating to such Units or the Securities comprising the Units;

•
material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Securities comprising the Units;

•
any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•
any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company since the date of the Company’s most recently filed financial statements, including, as required, any material change, and the effect of such material change, that will result from the issuance of Securities pursuant to such Prospectus Supplement.
EARNINGS COVERAGE RATIOS
The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PRIOR SALES
Prior sales of our Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading price and volume of our Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

PLAN OF DISTRIBUTION
We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings.
This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.
If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.
The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.
We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in and subject to limitations imposed by applicable Canadian securities laws which includes sales made directly on an existing trading market for the Subordinate Voting Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an

“at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer may enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.
We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.
Each class or series of Securities, other than the Subordinate Voting Shares, that is not a secondary offering will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Share Purchase Contracts, Subscription Receipts or Units.
MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS
The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
EXEMPTIONS FROM THE INSTRUMENT
On March 13, 2025, GFL received an order (the “Exemptive Relief Order”) pursuant to section 6.1 of National Instrument 62-104 — Take-Over and Issuer Bids (“NI 62-104”) from the OSC exempting GFL from the requirements applicable to issuer bids in Part 2 of NI 62-104 in respect of purchases by GFL of up to an aggregate of 38,157,045 Subordinate Voting Shares (representing 10% of the issued and outstanding Subordinate Voting Shares at the time of the Exemptive Relief Order), from one or more registered investment dealers located in Ontario in connection with one or more underwritten secondary offerings (a “Secondary Offering”) of Subordinate Voting Shares (such purchases by GFL being a “Secondary Acquisition”).
The Exemptive Relief Order applies to purchases of Subordinate Voting Shares by GFL pursuant to Secondary Acquisitions made within 12 months of the date of the Exemptive Relief Order and provides that GFL may purchase up to 50% of the Subordinate Voting Shares offered pursuant to a Secondary Offering (prior to any upsize in the number of Subordinate Voting Shares set out in the initial announcement of the Secondary Offering) in the same manner as other purchasers under the Secondary Offering, provided that, among other things, (i) the price at which Subordinate Voting Shares are offered to the public in the Secondary Offering is less than the closing market price for the Subordinate Voting Shares on the NYSE and TSX at the time GFL agreed to purchase the Subordinate Voting Shares, (ii) a special committee of the board of directors of GFL has concluded that the Secondary Acquisition is in the best interest of GFL and has recommended that the board of directors of GFL approve the Secondary Acquisition, and (iii) GFL promptly cancels any repurchased Subordinate Voting Shares following closing. A copy of the Exemptive Relief Order is available electronically on SEDAR+ at www.sedarplus.ca.
RISK FACTORS
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the risk factors described under the heading “Risk Factors” in our AIF. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the risk factors described in the documents incorporated by reference herein and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that we will successfully address any or all of these risks.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to the Securities, the issue and sale of the Securities will be passed upon on our behalf by Stikeman Elliott LLP as to legal matters relating to Canadian law and by Latham & Watkins LLP as to legal matters relating to U.S. law. The partners, counsel and associates of Stikeman Elliott LLP, as a group, beneficially own, directly or indirectly, less than one percent of any class of our securities.
AUDITORS, REGISTRAR AND TRANSFER AGENT
KPMG LLP whose office is located at 333 Bay Street, Suite 4600, Toronto, Ontario, M5H 2S5, is our auditor and have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.
The transfer agent and registrar of our Subordinate Voting Shares in the United States is Computershare Trust Company, N.A. at its principal office in Louisville, Kentucky, and in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of KPMG LLP; and (iv) the indenture relating to the Debt Securities. A copy of the form of warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.
WELL-KNOWN SEASONED ISSUER
The securities regulatory authorities in each of the provinces and territories of Canada have adopted substantively harmonized blanket orders, including Ontario Rule 44-503 — Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). This Prospectus has been filed by the Company in reliance upon the WKSI Blanket Orders, which permit “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
Certain of the Company’s directors, namely Patrick Dovigi, Arun Nayar, Paolo Notarnicola and Ven Poole, and the Company’s Chief Financial Officer, Luke Pelosi, reside outside of Canada. Each of these directors has appointed GFL Environmental Inc., 100 New Park Place, Suite 500, Vaughan, ON L4K 0H9, Canada, as agent for service of process.
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Section 136 of the Business Corporations Act (Ontario) (the “OBCA”) authorizes a corporation to indemnify past and present directors and officers of the corporation and any other individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons for costs, charges and expenses reasonably incurred in connection with any such proceeding. The foregoing indemnification is prohibited under the OBCA unless (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
The Registrant’s by-laws provide that it shall indemnify directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
The Registrant has entered into indemnity agreements with its directors and certain executive officers which provide, among other things, that the Registrant will indemnify each such individual to the fullest extent permitted by law and as permitted by the OBCA from and against all judgements, penalties, fines or settlements to which he or she may be liable, and expenses that he or she may actually and reasonably incur, as a result of his or her actions in the exercise of his or her duties as director or officer, provided that the Registrant shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Registrant’s best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.
The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

EXHIBITS
Exhibit No.	Description
4.1*
Annual information form for the year ended December 31, 2024, dated February 27, 2025, filed with the SEC as Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F filed with the SEC on February 27, 2025.

4.2*
Management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2024, filed with the SEC as Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F filed on February 27, 2025.

4.3*
Audited consolidated statements of financial position as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2024 and 2023, together with the notes thereto and the auditor’s report thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the SEC on February 27, 2025).

4.4*
Management information circular, dated April 2, 2025, prepared in connection with the annual and special meeting of shareholders held on May 14, 2025, filed with the SEC as Exhibit 99.1 to the Registrant’s Report on Form 6-K filed on April 9, 2025.

4.5*
The unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2025, together with the notes thereto, filed with the SEC as Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the SEC on November 7, 2025.

4.6*
Management’s discussion and analysis of financial condition and results of operations for the three and nine months ended September 30, 2025, filed with the SEC as Exhibit 99.2 to the Registrant’s Report on Form 6-K, filed with the SEC on November 7, 2025.

4.7*	Material change report, dated January 15, 2025, filed with the SEC as Exhibit 99.1 to the Registrant’s Report on Form 6-K, filed with the SEC on January 15, 2025.
5.1	Consent of KPMG LLP, independent registered public accounting firm.
6.1	Power of Attorney (included on the signature page of this Registration Statement).
7.1*
Indenture relating to the Senior Securities, dated March 5, 2020, between GFL Environmental Inc. and U.S. Bank N.A., filed with SEC as Exhibit 4.4 to the Registrant’s Report on Form 6-K filed on March 12, 2020.

107	Filing Fee Table.

*
Previously filed or furnished to the SEC.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Province of Ontario, Canada, on this 20th day of November, 2025.
GFL ENVIRONMENTAL INC.
By:
/s/ Patrick Dovigi

Name: Patrick Dovigi
Title:   President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Luke Pelosi and Mindy Gilbert, or either of them, the individual’s true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 2025.
Signature	Title
/s/ Patrick Dovigi Patrick Dovigi	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ Luke Pelosi Luke Pelosi	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Dino Chiesa Dino Chiesa	Director
/s/ Violet Konkle Violet Konkle	Director
/s/ Arun Nayar Arun Nayar	Director
/s/ Paolo Notarnicola Paolo Notarnicola	Director
/s/ Ven Poole Ven Poole	Director
/s/ Jessica McDonald Jessica McDonald	Director
/s/ Sandra Levy Sandra Levy	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of GFL Environmental Inc. in the United States, on this 20th day of November, 2025.
GFL ENVIRONMENTAL HOLDINGS (US), INC.
/s/ Patrick Dovigi

Name: Patrick Dovigi
Title:   President and Chief Executive Officer